     For Immediate Release
     May 16, 2014

Aleris Reports First Quarter 2014 Results
CLEVELAND, Ohio – May 16, 2014 – Aleris Corporation today reported results for the three months ended March 31, 2014.

First Quarter Summary

▪	Sequential Adjusted EBITDA improvement affirms recovering fundamentals

▪	Adjusted EBITDA of $59 million; Net loss of $18 million
▪Significantly higher automotive volumes
▪Global aerospace volumes impacted by customer destocking

▪	North American rolled products volumes down due to Midwest Premium volatility

▪	Harsh winter weather affected volume, scrap availability and natural gas costs in North America

▪	Year-over-year improvement in Specification Alloy metal spreads

▪	Liquidity of $497 million as of March 31, 2014

Second Quarter Outlook

▪	Sequential performance improvement expected; in line with prior year

▪	Automotive light weighting impact on aluminum demand expected to significantly exceed prior year

▪	Aerospace volumes continue to be impacted by customer destocking

▪	Building and construction volumes expected to exceed prior year

▪	Low LME prices continuing to pressure mill grade scrap spreads

▪	Specification Alloy metal spreads expected to exceed prior year

▪	Competitive imports negatively impacting margins for North American rolled products

▪	Nichols acquisition closed April 1; synergy capture/integration underway

“Despite the challenging operating environment created by weather and volatile metal prices, we are pleased that we significantly improved our performance over the prior quarter, led by strong growth in demand for automotive body sheet in Europe, which we expect to continue throughout the year,” Steve Demetriou, Aleris chairman and CEO said. “With the harsh winter behind us in North America and the completion of our acquisition of Nichols Aluminum, we believe we are building momentum and poised to capture both significant synergies and the anticipated increased demand in the building and construction industry as the projected recovery in the US housing market materializes.”

	For the three months ended
	March 31, 2014	March 31, 2013
(Dollars in millions, metric tons in thousands)	(unaudited)
Metric tons invoiced	480	495
Revenue	$1,054	$1,110
Commercial margin	$421	$421
Segment income	$81	$78
Net (loss) income attributable to Aleris Corporation	$(18)	$11
Adjusted EBITDA	$59	$65

First Quarter 2014 Results
Adjusted EBITDA totaled $59 million for the first quarter of 2014 compared to $65 million for the first quarter of 2013. First quarter results were impacted by the following:

▪	lower volume in Rolled Products North America as a result of the high and volatile Midwest Premium and harsh winter weather reduced Adjusted EBITDA by approximately $4 million;

▪	recovering regional plate and coil pricing as a result of improved European economic activity increased Adjusted EBITDA by approximately $2 million;

▪
improved metal spreads and the benefit of lower priced inventory sold in a rising Midwest Premium environment, partly offset by tighter scrap spreads and higher costs for purchased aluminum slabs, resulting in an increase in Adjusted EBITDA of approximately $3 million;

▪	North American winter weather led to higher natural gas costs and operational inefficiencies, limiting productivity gains to $7 million while increasing inflation to $11 million; and

▪	a weaker U.S. dollar reduced Adjusted EBITDA by approximately $3 million.
Net loss attributable to Aleris Corporation for the first quarter of 2014 was $18 million compared to net income of $11 million for the first quarter of 2013. In addition to the impact of lower Adjusted EBITDA, the $29 million increase in net loss resulted from the following:

▪	a $5 million increase in interest expense as the completion of our major capital investments resulted in less interest being capitalized;

▪	a $6 million increase in depreciation expense also related to the completion of our major capital investments; and

▪	a $20 million increase in unrealized losses on derivative financial instruments as a result of LME price movements and derivative settlements.
Partially offsetting these unfavorable items were;

▪	a $2 million decrease in the provision for income taxes; and

▪	a $3 million decrease in start-up expenses.
In the first quarter of 2014, cash provided by operating activities totaled $28 million, partially funding capital expenditures of $48 million.
Aleris had $497 million of liquidity at March 31, 2014, which consisted of approximately $445 million of availability under the ABL Facility plus approximately $51 million of cash on hand. On a pro forma basis, after considering the acquisition of Nichols on April 1, 2014, we anticipate our liquidity would have been approximately $437 million, as a result of a cash payment of $110 million offset by an estimated increase to the borrowing base of $50 million.
Rolled Products North America (“RPNA”)
RPNA’s segment income increased to $27 million in the first quarter of 2014 from $23 million in the first quarter of 2013. Segment Adjusted EBITDA for the first quarter of 2014 was consistent with the first quarter of 2013 at $23 million. Performance drivers included:

▪	a 9 percent decline in shipped volume as a result of the harsh winter weather and customer uncertainty related to the Midwest Premium volatility decreased segment Adjusted EBITDA by $4 million;

▪	tighter scrap spreads and availability were offset by sales of lower priced inventory in a rising Midwest Premium environment resulting in a $3 million increase to segment Adjusted EBITDA; and

▪	productivity-related savings partly offset inflation in employee costs, energy and paint.
The increase in segment income was driven by the factors that impacted segment Adjusted EBITDA, as well as a $4 million favorable variance in metal price lag.
Rolled Products Europe (“RPEU”)
RPEU’s segment income was $38 million in the first quarter of 2014 compared to $39 million in the first quarter of 2013. Segment Adjusted EBITDA decreased to $30 million in the first quarter of 2014 from $34 million in the first quarter of 2013. Performance drivers included:

▪
a volume decline of 4 percent driven by reduced shipments of semi-finished plate to our Zhenjiang rolling mill in China and reduced shipments from our Voerde, Germany cast house due to higher internal usage within RPEU. Excluding these shipments, RPEU volume increased 5 percent as auto body sheet volumes increased 43 percent, more than offsetting a 7 percent decline in aerospace volume. The combination of volume and mix changes resulted in increased segment Adjusted EBITDA of $1 million;

▪	recovering regional plate and sheet pricing as a result of improved European economic activity increased segment Adjusted EBITDA by $2 million;

▪	higher costs for aluminum slabs decreased segment Adjusted EBITDA by $3 million;

▪
unfavorable currency movements decreased segment Adjusted EBITDA by approximately $3 million as a weaker U.S. dollar reduced margins on the segment's U.S. dollar-based aerospace and heat exchanger business and more than offset the positive impact on the translation of the segment's results; and

▪	productivity-related savings and lower SG&A costs partially offset inflation in cash conversion costs.
The decrease in segment income was driven by the factors that drove the decrease in segment Adjusted EBITDA, partially offset by a $3 million favorable variance in metal price lag.
Rolled Products Asia Pacific (“RPAP”)
RPAP continued to ramp-up production and shipped approximately 2,300 tons of plate and generated revenue of $10 million during the first quarter of 2014. Losses in excess of revenue are considered start-up expenses, and as a result, are not included in RPAP’s segment Adjusted EBITDA or segment income.

Extrusions
Extrusions' segment income of $3 million in the first quarter of 2014 was flat compared to the first quarter of 2013 and segment Adjusted EBITDA increased to $3 million in the first quarter of 2014 from $2 million in the first quarter of 2013. Volumes increased 10 percent driven by improved automotive volumes and resulted in a $1 million increase in Adjusted EBITDA. Productivity savings offset inflation in cash conversion costs.
Recycling and Specification Alloys North America (“RSAA”)
RSAA’s segment income and segment Adjusted EBITDA decreased to $9 million in the first quarter of 2014 from $10 million in the first quarter of 2013. Performance drivers included:

▪	continued improvement in metal spreads increased segment Adjusted EBITDA by $3 million;

▪
a 5 percent decrease in overall volume resulted in a $1 million decrease in segment Adjusted EBITDA. The decrease in volume and segment Adjusted EBITDA was a result of the harsh winter weather and idling of production at our Saginaw, Michigan facility in the fourth quarter of 2013; and

▪	higher natural gas commodity and delivery prices as a result of the winter weather along with associated operational inefficiencies decreased segment Adjusted EBITDA by $3 million.
Recycling and Specification Alloys Europe (“RSEU”)
RSEU’s segment income and segment Adjusted EBITDA increased to $4 million in the first quarter of 2014 from $3 million in the first quarter of 2013. Slightly higher volumes and improved metal spreads increased segment Adjusted EBITDA by approximately $1 million while inflation in employee costs were offset by productivity related savings.
Nichols Acquisition
On April 1, 2014 Aleris completed its $110 million acquisition of Nichols Aluminum, LLC, a leading producer of aluminum sheet for the transportation, building and construction, machinery and equipment, consumer durables, and electrical industries in North America. The acquisition includes casting and finishing operations at two facilities in Davenport, Iowa, as well as finishing operations in Decatur, Alabama, and Lincolnshire, Illinois. The facilities and approximately 550 employees are now a part of our Rolled Products North America segment.
The acquired business is expected to complement and expand upon our existing product offerings while providing the opportunity to realize significant synergies in operations, supply chain, purchasing, and selling, general and administrative expenses.
Outlook
We estimate second quarter 2014 segment income and Adjusted EBITDA will be sequentially higher than the first quarter of 2014 and in line with the second quarter of 2013. Factors influencing anticipated second quarter 2014 performance include:

▪	typical seasonality and improved building and construction volumes;

▪	demand for auto body sheet is expected to continue to increase, which should drive further profitability and partially offset the impact of lower aerospace volume;

▪	improved metal spreads in specification alloys; and

▪	low LME prices, which will keep pressure on mill grade scrap spreads and competitive imports are negatively impacting margins in the second quarter of 2014.
Capital expenditures during the second quarter of 2014 are expected to be lower than the second quarter of 2013 and consistent with first quarter of 2014 as our capital spending has returned to more normalized levels. We currently estimate capital spending of $165 million in 2014.
Conference Call and Webcast Information
Aleris will hold a conference call and webcast on May 16, 2014 at 9:00 a.m. Eastern Time. Steven J. Demetriou, chairman and chief executive officer, and Eric M. Rychel, senior vice president and chief financial officer, will host the call to discuss results.
The webcast can be accessed through the Company’s website, www.aleris.com. The conference call can be accessed by dialing 1-877-870-4263 or 1-412-317-0790 (for international callers) and ask for the “Aleris call”. A replay of the call will be posted on the Company’s website in the Investor Relations section.
Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements under headings with “Outlook” in the title and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,”  “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volume, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volume from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (17) our ability to access the credit and capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business as a result of covenant restrictions under our indebtedness and our ability to pay amounts due under the Senior Notes; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
In addition to the results reported in accordance with GAAP, this press release includes information regarding certain non-GAAP financial measures. Management uses EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin as performance metrics and believes these measures provide additional information commonly used by the holders of the Senior Notes and parties to our ABL Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, EBITDA with certain adjustments is a component of certain covenants under the indentures governing Aleris International’s senior notes. Adjusted EBITDA, including the impacts of metal price lag, is a component of certain financial covenants under the credit agreement governing the ABL Facility. Management also uses commercial margin, including segment commercial margin, as a performance metric and believes that it provides useful information regarding the performance of our segments because it measures the price at which we sell our aluminum products above the hedged cost of the metal and the effects of metal price lag, thereby reflecting the value-added components of our commercial activities independent of aluminum prices which we cannot control.

Our EBITDA calculations represent net income and loss attributable to Aleris Corporation before interest income and expense, provision for and benefit from income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding metal price lag, reorganization items, net, unrealized gains and losses on derivative financial instruments, restructuring items, the impact of recording inventory and other items at fair value through fresh-start and purchase accounting, currency exchange gains and losses on debt, stock-based compensation expense, start-up expenses, and certain other gains and losses. Segment Adjusted EBITDA represents Adjusted EBITDA on a per segment basis. EBITDA as defined in the indentures governing Aleris International’s senior notes also limits the amount of adjustments for cost savings, operational improvement and synergies for the purpose of determining our compliance with such covenants. Adjusted EBITDA as defined under the ABL Facility also limits the amount of adjustments for restructuring charges incurred after June 1, 2010 and requires additional adjustments be made if certain annual pension funding levels are exceeded. Commercial margin represents revenues less the hedged cost of metal and the effects of metal price lag. Segment commercial margin represents commercial margin on a per segment basis.

EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin, as we use them, may not be comparable to similarly titled measures used by other companies. We calculate EBITDA, Adjusted EBITDA and segment Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin are not financial measurements recognized under GAAP, and when analyzing our operating performance, investors should use EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin in addition to, and not as an alternative for, net income and loss attributable to Aleris Corporation, operating income and loss, or any other performance measure derived in accordance with GAAP, or in addition to, and not as an alternative for, cash flow from operating activities as a measure of our liquidity. EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP.
About Aleris

Aleris is a privately held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Cleveland, Ohio, Aleris operates more than 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.
……………………………………………………………………………………………………………
The information disclosed in this press release is believed by Aleris to be accurate as of the date hereof. Aleris expressly disclaims any duty to update the information contained in this press release. Persons engaging in any transactions with Aleris or in Aleris’s securities are cautioned that there may exist other material information regarding Aleris that is not publicly available.

Investor Contact:    Eric M. Rychel
Phone: 216-910-3229

Media Contact:    Shannon Bennett
Phone: 216-910-3664

Aleris Corporation

Consolidated Statements of Operations
(unaudited)
(in millions, except per share data)

	For the three months ended
	March 31, 2014	March 31, 2013
Revenues	$1,054.2	$1,110.1
Cost of sales	979.1	1,021.1
Gross profit	75.1	89.0
Selling, general and administrative expenses	61.9	61.6
Restructuring charges	0.5	0.9
Gains on derivative financial instruments	(0.5)	(9.1)
Other operating expense (income), net	0.3	(1.1)
Operating income	12.9	36.7
Interest expense, net	26.3	21.0
Other income, net	(0.4)	(1.9)
(Loss) income before income taxes	(13.0)	17.6
Provision for income taxes	4.3	6.3
Net (loss) income	(17.3)	11.3
Net income attributable to noncontrolling interest	0.3	0.4
Net (loss) income attributable to Aleris Corporation	$(17.6)	$10.9

Aleris Corporation
Operating and Segment Information
(unaudited)
(in millions)

	For the three months ended
	March 31, 2014	March 31, 2013

Segment income (loss):
RPNA	$26.9	$23.5
RPEU	38.1	38.5
RPAP	—	(0.3)
Extrusions	3.0	3.0
RSAA	9.0	10.4
RSEU	4.3	3.3
Total segment income	81.3	78.4

Depreciation and amortization	(33.2)	(27.2)
Corporate general and administrative expenses, excluding depreciation, amortization, start-up expenses and other expenses	(15.0)	(11.3)
Restructuring charges	(0.5)	(0.9)
Interest expense, net	(26.3)	(21.0)
Unallocated (losses) gains on derivative financial instruments	(9.3)	10.2
Unallocated currency exchange losses	(1.5)	—
Start-up expenses	(8.4)	(11.4)
Other (expense) income, net	(0.1)	0.8
(Loss) income before income taxes	$(13.0)	$17.6

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	For the three months ended
	March 31, 2014	March 31, 2013
Invoiced metric tons:
RPNA	86.3	94.8
RPEU	86.6	89.9
RPAP	2.3	0.1
Extrusions	19.1	17.4
RSAA	206.3	217.2
RSEU	95.7	94.8
Intersegment shipments	(16.6)	(19.3)
Total invoiced metric tons	479.7	494.9

Revenues:
RPNA	$261.3	$314.3
RPEU	354.8	369.2
RPAP	10.0	0.7
Extrusions	93.3	89.0
RSAA	235.2	238.4
RSEU	143.3	155.7
Intersegment revenues	(43.7)	(57.2)
Total revenues	$1,054.2	$1,110.1

Segment commercial margin:
RPNA	$106.0	$116.5
RPEU	151.1	149.1
RPAP	—	(0.3)
Extrusions	42.1	38.5
RSAA	71.0	69.8
RSEU	50.3	46.9
Total segment commercial margin	$420.5	$420.5

Segment commercial margin per metric ton:
RPNA	$1,228.4	$1,228.7
RPEU	1,744.4	1,657.9
RPAP	*	*
Extrusions	2,210.9	2,211.8
RSAA	344.2	321.5
RSEU	525.9	495.0

Segment Adjusted EBITDA:
RPNA	$23.2	$23.4
RPEU	30.3	33.6
RPAP	—	(0.3)
Extrusions	2.6	2.4
RSAA	9.0	10.4
RSEU	4.3	3.3
Corporate	(10.2)	(8.3)
Total Adjusted EBITDA	$59.2	$64.5

Segment Adjusted EBITDA per metric ton:
RPNA	$269.3	$246.3
RPEU	349.3	374.1
RPAP	*	*
Extrusions	133.9	137.1
RSAA	43.4	48.0
RSEU	45.3	34.3
Aleris Corporation	123.5	130.4

* Result is not meaningful.

Aleris Corporation

Consolidated Balance Sheet
(unaudited)
(in millions, except share and per share data)

ASSETS	March 31, 2014	December 31, 2013
Current Assets
Cash and cash equivalents	$51.3	$60.1
Accounts receivable (net of allowances of $9.8 and $7.7 at March 31, 2014 and December 31, 2013, respectively)	460.1	376.9
Inventories	693.7	683.4
Deferred income taxes	7.1	7.1
Prepaid expenses and other current assets	28.6	31.5
Total Current Assets	1,240.8	1,159.0
Property, plant and equipment, net	1,144.5	1,157.7
Intangible assets, net	43.0	43.5
Deferred income taxes	45.2	45.2
Other long-term assets	65.9	67.5
Total Assets	$2,539.4	$2,472.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$381.3	$303.2
Accrued liabilities	197.2	200.9
Deferred income taxes	3.9	3.9
Current portion of long-term debt	10.1	8.3
Total Current Liabilities	592.5	516.3
Long-term debt	1,238.2	1,229.1
Deferred income taxes	4.8	4.4
Accrued pension benefits	226.8	228.5
Accrued postretirement benefits	40.7	40.9
Other long-term liabilities	77.6	79.3
Total Long-Term Liabilities	1,588.1	1,582.2
Redeemable noncontrolling interest	5.6	5.7
Stockholders’ Equity
Common stock; par value $.01; 45,000,000 shares authorized and 31,245,325 and 31,229,064 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	0.3	0.3
Preferred stock; par value $.01; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	405.9	401.9
Retained deficit	(65.3)	(47.6)
Accumulated other comprehensive income	11.7	13.8
Total Aleris Corporation Equity	352.6	368.4
Noncontrolling interest	0.6	0.3
Total Equity	353.2	368.7
Total Liabilities and Equity	$2,539.4	$2,472.9

Aleris Corporation

Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	For the three months ended
	March 31, 2014	March 31, 2013
Operating activities
Net (loss) income	$(17.3)	$11.3
Adjustments to reconcile net (loss) income to net cash provided (used) by operating activities:
Depreciation and amortization	33.2	27.2
Provision for deferred income taxes	0.5	1.0
Stock-based compensation expense	4.2	2.7
Unrealized losses (gains) on derivative financial instruments	9.3	(10.3)
Currency exchange losses on debt	0.3	0.4
Amortization of debt issuance costs	2.0	1.9
Other	1.1	(2.1)
Changes in operating assets and liabilities:
Change in accounts receivable	(83.5)	(105.5)
Change in inventories	(11.1)	(14.1)
Change in other assets	2.3	(12.0)
Change in accounts payable	90.3	52.2
Change in accrued liabilities	(3.5)	(8.3)
Net cash provided (used) by operating activities	27.8	(55.6)
Investing activities
Payments for property, plant and equipment	(47.5)	(96.9)
Other	0.5	1.6
Net cash used by investing activities	(47.0)	(95.3)
Financing activities
Proceeds from the ABL facility	40.0	—
Payments on the ABL facility	(30.0)	—
Proceeds from the Zhenjiang term loans	—	0.2
Net proceeds from other long-term debt	0.7	0.6
Other	(0.3)	(2.3)
Net cash provided (used) by financing activities	10.4	(1.5)
Effect of exchange rate differences on cash and cash equivalents	—	(1.2)
Net decrease in cash and cash equivalents	(8.8)	(153.6)
Cash and cash equivalents at beginning of period	60.1	592.9
Cash and cash equivalents at end of period	$51.3	$439.3

Aleris Corporation

Reconciliation of Adjusted EBITDA to
Net (Loss) Income Attributable to Aleris Corporation and
Cash Flows Provided (Used) by Operating Activities
(unaudited)
(in millions)

	For the three months ended
	March 31, 2014	March 31, 2013
Adjusted EBITDA	$59.2	$64.5
Unrealized (losses) gains on derivative financial instruments	(9.3)	10.3
Restructuring charges	(0.5)	(0.9)
Unallocated currency exchange losses on debt	—	(0.5)
Stock-based compensation expense	(4.2)	(2.7)
Start-up expenses	(8.4)	(11.4)
Favorable metal price lag	12.0	5.6
Other	(2.6)	0.5
EBITDA	46.2	65.4
Interest expense, net	(26.3)	(21.0)
Provision for income taxes	(4.3)	(6.3)
Depreciation and amortization	(33.2)	(27.2)
Net (loss) income attributable to Aleris Corporation	(17.6)	10.9
Net income attributable to noncontrolling interest	0.3	0.4
Net (loss) income	(17.3)	11.3
Depreciation and amortization	33.2	27.2
Provision for deferred income taxes	0.5	1.0
Stock-based compensation expense	4.2	2.7
Unrealized losses (gains) on derivative financial instruments	9.3	(10.3)
Currency exchange losses on debt	0.3	0.4
Amortization of debt issuance costs	2.0	1.9
Other	1.1	(2.1)
Change in operating assets and liabilities:
Change in accounts receivable	(83.5)	(105.5)
Change in inventories	(11.1)	(14.1)
Change in other assets	2.3	(12.0)
Change in accounts payable	90.3	52.2
Change in accrued liabilities	(3.5)	(8.3)
Net cash provided (used) by operating activities	$27.8	$(55.6)

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	For the three months ended
	March 31, 2014	March 31, 2013
RPNA
Segment income	$26.9	$23.5
Favorable metal price lag	(3.7)	(0.1)
Segment Adjusted EBITDA (1)	$23.2	$23.4

RPEU
Segment income	$38.1	$38.5
Favorable metal price lag	(7.9)	(4.8)
Segment Adjusted EBITDA (1)	$30.3	$33.6

RPAP
Segment loss	$—	$(0.3)
Segment Adjusted EBITDA (2)	—	(0.3)

Extrusions
Segment income	$3.0	$3.0
Favorable metal price lag	(0.5)	(0.6)
Segment Adjusted EBITDA (1)	$2.6	$2.4

RSAA
Segment income	$9.0	$10.4
Segment Adjusted EBITDA (2)	9.0	10.4

RSEU
Segment income	$4.3	$3.3
Segment Adjusted EBITDA (2)	4.3	3.3

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	For the three months ended
	March 31, 2014	March 31, 2013
RPNA
Segment revenues	$261.3	$314.3
Hedged cost of metal	(151.6)	(197.7)
Favorable metal price lag	(3.7)	(0.1)
Segment commercial margin	$106.0	$116.5

RPEU
Segment revenues	$354.8	$369.2
Hedged cost of metal	(195.8)	(215.3)
Favorable metal price lag	(7.9)	(4.8)
Segment commercial margin	$151.1	$149.1

RPAP
Segment revenues	$10.0	$0.7
Hedged cost of metal	(10.0)	(1.0)
Segment commercial margin	$—	$(0.3)

Extrusions
Segment revenues	$93.3	$89.0
Hedged cost of metal	(50.7)	(49.9)
Favorable metal price lag	(0.5)	(0.6)
Segment commercial margin	$42.1	$38.5

RSAA
Segment revenues	$235.2	$238.4
Hedged cost of metal	(164.2)	(168.6)
Segment commercial margin	$71.0	$69.8

RSEU
Segment revenues	$143.3	$155.7
Hedged cost of metal	(93.0)	(108.8)
Segment commercial margin	$50.3	$46.9